UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 2, 2006.

ProUroCare Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into Material Definitive Agreements.

(A)          On March 2, 2006 ProUroCare Medical Inc. closed on the second traunche of a $6.0 million senior debt financing. The $1.0 million second traunche closed on that date is the second of three to four expected closings to be completed shortly. As previously disclosed by the Company, the senior debt financing through Crown Bank, Edina, Minnesota is in the form of a senior secured long-term term loan (the “Loan”) and secured by all of the assets of the Company and is personally guaranteed by two accredited investors. The investors received, in consideration for their guarantees, Company unsecured subordinate convertible debentures due in 36 months.

To secure the senior debt bank facility, the Company issued a promissory note to Crown Bank in the amount of $1,000,000, at an interest rate of the Prime Rate plus 1.0%. The promissory note is due on February 28, 2008, and is secured by a security agreement covering all Company assets, including two technology licenses assigned to the Bank.

The two loan guarantors were issued 10% unsecured convertible subordinated debentures in totaling $333,334. The debentures mature on February 28, 2009 and are convertible into ProUroCare common stock at a price of $0.50 per share. If the guarantees of the underlying bank indebtedness is not released by August 31, 2007 (or subsequently October 31, 2007) the conversion price is reduced to $.040 per share (and subsequently $0.30 per share), respectively.

(B)          On March 3, 2006 the Company and ProUroCare Inc. settled a lawsuit with a former officer and employee of the Company relating to an August 1, 2005 settlement of a lawsuit relating to the former officer’s separation of employment with ProUroCare Inc. Under the settlement agreement, the Company agreed to pay $177,000 plus any applicable employment taxes in complete settlement of all claims and a dismissal of the former employees claim.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1           Promissory Note dated February 28, 2006 issued by ProUroCare Medical Inc. in favor of Crown Bank (filed herewith).

4.2           Assignment of Profile LLC License Agreement dated January 11, 2006 between ProUroCare Inc. and Crown Bank, executed February 16, 2006 (incorporated by reference to Exhibit 4.2 of Form 8-K filed February 23, 2006).

4.3           Assignment of CS Medical Technologies LLC License Agreement dated January 11, 2006 between ProUroCare Inc. and Crown Bank, executed February 16, 2006 (incorporated by reference to Exhibit 4.3 of Form 8-K filed February 23, 2006).

4.4           Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (filed herewith).

4.5           Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (filed herewith).

4.6           Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (filed herewith).

4.7           Convertible Subordinated Debenture dated February 28, 2006 issued by ProUroCare Medical Inc. in favor of guarantor (filed herewith).

4.8           Convertible Subordinated Debenture dated February 28, 2006 issued by ProUroCare Medical Inc. in favor of guarantor (filed herewith).

4.9           Security Agreement dated February 28, 2006 between Crown Bank and ProUroCare, Inc. (filed herewith).

4.10         Security Agreement dated February 28, 2006 between Crown Bank and ProUroCare Medical Inc. (filed herewith).

10.1         Final Settlement Agreement and Unconditional Release between Todd E. Leonard (“Leonard”), and ProUroCare, Inc. dated March 3, 2005 (filed herewith).

99.1         Press release dated March 2, 2006 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

	By:	/s/Maurice R. Taylor
March 3, 2006		Maurice R. Taylor, Chief Executive Officer